UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2008
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51838	33-1117834
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

880 Third Avenue, 6th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Amendments to Executive Employment Agreements
     On July 1, 2008, the Company amended its employment agreements with each of William L. Yde III, the Company’s Chairman, Chief Executive Officer and President, and Scott E. Cody, the Company’s Chief Financial Officer and Chief Operating Officer.
     Pursuant to the amendment to Mr. Yde’s employment agreement, Mr. Yde’s annual base salary was increased from $400,000 to $450,000 commencing July 1, 2008. Mr. Yde will be entitled to additional $50,000 increases in his base salary on July 1 of each year provided that the Company achieves certain profit levels to be determined by the Board for the preceding fiscal year. Mr. Yde is also entitled to receive an annual performance-based bonus of up to 50.0% of his previous year's annual base salary for each of fiscal 2009, 2010 and 2011. The amount of each year’s bonus, if any, will be determined and paid based upon satisfaction of certain operating profit goals to be determined by the Compensation Committee for the applicable fiscal year and is contingent upon Mr. Yde remaining an active employee of the Company through the end of the applicable fiscal year.
     Pursuant to the amendment to Mr. Cody’s employment agreement, the parties agreed to extend the term of the agreement until June 30, 2011. The agreement was previously scheduled to expire on March 29, 2009. In addition, Mr. Cody’s annual base salary was increased from $300,000 to $315,000 commencing July 1, 2008 and will be subject to additional 5% increases on July 1 of each year during the term of the agreement. Mr. Cody is also entitled to receive an annual performance-based bonus of up to $100,000 for each of fiscal 2009, 2010 and 2011. The amount of each year’s bonus, if any, will be determined and paid based upon satisfaction of certain operating profit goals to be determined by the Compensation Committee for the applicable fiscal year and is contingent upon Mr. Cody remaining an active employee of the Company through the end of the applicable fiscal year.
     Each of the amendments provides that unless and until the Company elects to provide its United States based employees with medical insurance, the Company will pay Messrs. Yde and Cody, as applicable, $1,000 per month in lieu providing them with medical insurance. Each amendment also contains certain provisions intended to ensure that all compensation paid to Messrs. Yde and Cody will comply with recently amended deferred compensation regulations promulgated by Section 409A of the Internal Revenue Code.
     Fiscal 2008 Year-end Bonus Determinations.
     On July 1, 2008, the Compensation Committee of the Company awarded bonuses to each of Messrs. Yde and Cody of $200,000 and $100,000, respectively, for the fiscal year ended June 30, 2008. The Compensation Committee elected to award bonuses based upon the Company’s projected satisfaction of fiscal 2008 EBITDA goals previously determined by the Compensation Committee. Each of Messrs. Yde and Cody have agreed to refund the bonus amounts in full following the filing of the Company’s fiscal 2008 Annual Report on Form 10-K if the EBITDA goals are not achieved based on financial results reported in the Company’s fiscal 2008 audited consolidated financial statements.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Amendment No. 1 to Employment Agreement dated July 1, 2008 between Global Traffic Network, Inc. and William L. Yde III.

10.2	Amendment No. 2 to Employment Agreement dated July 1, 2008 between Global Traffic Network, Inc. and Scott E. Cody.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc., a Nevada corporation
Date: July 3, 2008	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement dated July 1, 2008 between Global Traffic Network, Inc. and William L. Yde III.

10.2	Amendment No. 2 to Employment Agreement dated July 1, 2008 between Global Traffic Network, Inc. and Scott E. Cody.